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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-90037, 333-64785, 333-06395, 333-10583 and 333-33323) of En Pointe Technologies, Inc. of our report dated November 29, except for Notes 1 and 3 as to which the date is December   , 2001, relating to the consolidated financial statements and consolidated financial statement schedule which appears in this Form 10-K.

/s/ PriceWaterhouseCoopers LLP
Los Angeles, California
December  , 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS